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                                                                       EXHIBIT 5

                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                 P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945

                                                                    May 28, 2002

Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey 07015

Re: Linens 'n Things, Inc.
Registration Statement on Form S-3 dated May 28, 2002

     This opinion is furnished to you in connection with the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of 3,390,830 shares of common stock (the "Securities") of Linens 'n Things, Inc., a Delaware corporation (the "Company").

     We have acted as counsel for the Company in connection with its proposed issuance and sale of the Securities. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to federal law or the law of any jurisdiction other than the Delaware General Corporation Law (including, to the extent applicable, Delaware constitutional and case law).

     Based upon the foregoing, we are of the opinion that the Securities have been duly authorized and, when the Securities have been issued and sold in accordance with the terms of the underwriting agreement to be entered into among the Company and the underwriters, and the Company has received the consideration called for by the underwriting agreement, the Securities will be validly issued, fully paid, and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

                                          Very truly yours,

                                          PITNEY, HARDIN, KIPP & SZUCH LLP